As filed with the Securities and Exchange Commission on September 5, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

Under
The Securities Act of 1933

COSINE COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3280301 (I.R.S. Employer Identification Number)

1200 Bridge Parkway
Redwood City, California 94065
(650) 637-4777
(Address of principal executive offices, including zip code)

2002 Stock Plan
2000 Stock Plan
2000 Employee Stock Purchase Plan
2000 Director Option Plan

(Full title of the plans)

Stephen Goggiano
President and Chief Executive Officer
CoSine Communications, Inc.
1200 Bridge Parkway
Redwood City, California 94065
(650) 637-4777

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount	Offering	Aggregate	Amount of
Title of Securities	to be	Price	Offering	Registration
to be Registered	Registered(1)	Per Share	Price	Fee

Common Stock, par value $0.0001, to be issued under the 2002 Stock Plan	10,000,000 shares	$1.50 (2)	$5,736,425.00 (2)	$527.76

Common Stock, par value $0.0001, to be issued under the 2000 Stock Plan	5,103,331 shares	$0.40 (3)	$2,041,332.40 (3)	$187.80

Common Stock, par value $0.0001, to be issued under the 2000 Employee Stock Purchase Plan	2,041,859 shares	$0.40 (4)	$816,743.60 (4)	$75.14

Common Stock, par value $0.0001, to be issued under the 2000 Director Option Plan	80,000 shares	$0.40 (5)	$32,000.00 (5)	$2.94

TOTAL REGISTRATION FEES	17,225,190 shares	—	$8,626,501.00	$793.64

(1)	Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the plans as the result of any future stock split, stock dividend or similar adjustment to CoSine’s outstanding common stock.

(2)	The computation is based upon (i) the weighted average exercise price per share of $1.50 as to options to purchase an aggregate of 1,578,550 shares of common stock granted under the 2002 Stock Plan outstanding but unexercised as of August 30, 2002 where, pursuant to Rule 457(h)(1) of the Securities Act of 1933, the aggregate offering price and the fee corresponding to the outstanding but unexercised options may be computed based upon the price at which the options may be exercised, and (ii) the average of the high and low prices of the common stock as reported on the Nasdaq National Market on August 30, 2002 as to an aggregate of 8,421,450 shares of common stock available to be granted under the 2002 Stock Plan as of August 30, 2002, as estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee.

(3)	The computation is based upon the average of the high and low prices of the common stock as reported on the Nasdaq National Market on August 30, 2002, as estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee.

(4)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% of the average of the high and low prices of the common stock as reported on the Nasdaq National Market on August 30, 2002 because the purchase price of a share of common stock under the 2000 Employee Stock Purchase Plan is equal to 85% of the fair market value of a share of common stock on the enrollment date or the exercise date, whichever is lower.

(5)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the common stock as reported on the Nasdaq National Market on August 30, 2002.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference.

          The following documents filed by us with the Securities and Exchange Commission, or SEC, are incorporated by reference into this registration statement:

(a)	The description of our common stock contained in our registration statement on Form 8-A (File No. 000-30715) filed on May 26, 2000, as amended on September 14, 2000, pursuant to Section 12(g) of the Securities Exchange Act of 1934, or the Exchange Act, including any amendments or reports filed for the purpose of updating such description;

(b)	Our annual report on Form 10-K for the fiscal year ended December 31, 2001; and

(c)	Our quarterly report on Form 10-Q for the quarter ended June 30, 2002.

     All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of filing of such documents.

     Item 4. Description of Securities.

          Not applicable.

     Item 5. Interests of Named Experts and Counsel.

          Not applicable.

     Item 6. Indemnification of Directors and Officers.

          Sections 145(a) and (b) of the Delaware General Corporation Law permit us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful; provided, that with respect to actions or suits brought on our behalf, the person may only be indemnified with respect to expenses (including attorneys’ fees) and may not be indemnified with respect to any claim, issue or matter for which the person is adjudged to be liable unless a court determines otherwise. Under Section 145(c), to the extent that one of our present or former directors or officers is successful on the merits or otherwise in defense of any of these actions, suits or proceedings, or in defense of any claim, issue or matter therein, the director or officer shall be indemnified against expenses (including attorneys’ fees) that the director or officer actually and reasonably incurs because of the action, suit, or proceeding. Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

          Article XI of our certificate of incorporation requires us to indemnify our directors, officers, employees and agents to the fullest extent permitted by law. Article XI also requires us or our stockholders, if permitted by Delaware law, to indemnify our directors for monetary damages for breach of fiduciary duty as a director.

          Article VI of our bylaws requires us to indemnify our directors, officers, employees, and agents to the extent permitted by Section 145(a) and (b) of the Delaware General Corporation Law. Article VI also provides that, to the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, we shall indemnify the person for his reasonable expenses incurred because of his defense.

          In addition to the indemnification provided for in our certificate of incorporation and bylaws, we have entered into indemnification agreements with our directors and officers. We also have and intend to maintain, as permitted by Article VI of our bylaws, liability insurance for the benefit of our directors and officers.

     Item 7. Exemption from Registration Claimed.

          Not applicable.

     Item 8. Exhibits.

Exhibit Number	Description

4.1*	Second Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to exhibit 3.1 to our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2000 filed November 14, 2000)

4.2*	Bylaws (incorporated by reference to exhibit 3.3 to Form 8A (file no. 000-30715) filed May 26, 2000)

4.3*	First Amendment to Bylaws dated April 30, 2001 (incorporated by reference to exhibit 3.3 to our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2001 filed August 13, 2001)

4.4*	2002 Stock Plan and forms of agreements thereunder (incorporated by reference to exhibit 10.17 to our annual report on Form 10-K for the fiscal year ended December 31, 2001 filed March 15, 2002)

4.5*	2000 Stock Plan and forms of agreements thereunder (incorporated by reference to exhibit 10.2 to Amendment No. 1 to our registration statement on Form S-1 (file no. 333-35938) filed June 6, 2000)

4.6*	2000 Employee Stock Purchase Plan and forms of agreements thereunder (incorporated by reference to exhibit 10.3 to Amendment No. 1 to our registration statement on Form S-1 (file no. 333-35938) filed June 6, 2000)

Exhibit Number	Description

4.7*	2000 Director Option Plan and forms of agreements thereunder (incorporated by reference to exhibit 10.4 to Amendment No. 1 to our registration statement on Form S-1 (file no. 333-35938) filed June 6, 2000)

4.8*	1997 Stock Plan (as amended and restated) and forms of agreements thereunder (incorporated by reference to exhibit 10.5 to our registration statement on Form S-1 (file no. 333-35938) filed April 28, 2000)

5.1	Opinion of counsel of registrant as to legality of common stock being registered

23.1	Consent of Ernst & Young LLP, Independent Auditors

24.1	Power of Attorney (see signature pages)

*	Previously filed.

     Item 9. Undertakings.

          (a) We hereby undertake:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, or Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to law, our certificate of incorporation, our bylaws or indemnification agreements, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, State of California, on September 5, 2002.

COSINE COMMUNICATIONS, INC.

By:	/s/ Stephen Goggiano

Stephen Goggiano President, Chief Executive Officer and Director

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen Goggiano and Terry Gibson, and each of them acting individually, his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact, or his substitute or substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to effectuate the foregoing, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact, or any substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 5, 2002 by the following persons in the capacities indicated.

Signature	Title

/s/ Stephen Goggiano Stephen Goggiano	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Terry Gibson Terry Gibson	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Donald Green Donald Green	Director

Signature	Title

/s/ R. David Spreng R. David Spreng	Director

/s/ Vinton G. Cerf Vinton G. Cerf	Director

/s/ Charles J. Abbe Charles J. Abbe	Director

INDEX TO EXHIBITS

Exhibit Number	Description

4.1*	Second Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to exhibit 3.1 to our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2000 filed November 14, 2000)

4.2*	Bylaws (incorporated by reference to exhibit 3.3 to our registration statement on Form 8A (file no. 000-30715) filed May 26, 2000)

4.3*	First Amendment to Bylaws dated April 30, 2001 (incorporated by reference to exhibit 3.3 to our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2001 filed August 13, 2001)

4.4*	2002 Stock Plan and forms of agreements thereunder (incorporated by reference to exhibit 10.17 to our annual report on Form 10-K for the fiscal year ended December 31, 2001 filed March 15, 2002)

4.5*	2000 Stock Plan and forms of agreements thereunder (incorporated by reference to exhibit 10.2 to Amendment No. 1 to our registration statement on Form S-1 (file no. 333-35938) filed June 6, 2000)

4.6*	2000 Employee Stock Purchase Plan and forms of agreements thereunder (incorporated by reference to exhibit 10.3 to Amendment No. 1 to our registration statement on Form S-1 (file no. 333-35938) filed June 6, 2000)

4.7*	2000 Director Option Plan and forms of agreements thereunder (incorporated by reference to exhibit 10.4 to Amendment No. 1 to our registration statement on Form S-1 (file no. 333-35938) filed June 6, 2000)

4.8*	1997 Stock Plan (as amended and restated) and forms of agreements thereunder (incorporated by reference to exhibit 10.5 to our registration statement on Form S-1 (file no. 333-35938) filed April 28, 2000)

5.1	Opinion of counsel of registrant as to legality of common stock being registered.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

24.1	Power of Attorney (see signature pages)

*	Previously filed.